Exhibit 10.22

IBM Worldwide Software Vendor Agreement
Base Agreement

This is a Worldwide Software Vendor Agreement ("WSVA") between New Paradigm Software Co. ("NPSC") and International Business Machines Corporation ("IBM"). The parties sign this Base Agreement only once. After that, separate IBM companies that conduct business in a specific Territory may sign a separate Territory Agreement with NPSC under which the parties will agree to additional or replacement terms and conditions applicable to the specific Territory.
This Base Agreement, the Territory Agreement, and any applicable Attachment and Exhibits, or amendments thereto (the "Agreement"), are the complete agreement between the parties on this subject and replace all prior oral or written communications between the parties about it. By signing below, the parties agree to the terms of this Base Agreement. Once signed, any reproduction of this Base Agreement (including Territory Agreements) made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law. This Agreement may only be modified by a writing signed by both parties.
AGREED TO:
AGREED TO:

Internatinal Business Machines
Corporation
New Paradigm Software Co.

By:___________________________
_____
By:___________________________
_____

____________________________
____
____________________________
____

Print Name
Vice-President, Solution
Provider Marketing
Print Name
Chief Executive Officer

Title
____________________________
____
Title
____________________________
____

Date
Date


1. Definitions
Capitalized terms in this Agreement have the following
meanings. An Attachment, Exhibit or Territory Agreement may define additional terms. However, those terms apply only to that Attachment, Exhibit or Territory Agreement.
Affiliates are wholesalers, dealers, distributors, agents
and other entities either party separately uses to perform
its obligations under this Agreement.  For IBM, these may
also be called IBM Business Partners or Business Associates. Code is computer programming code including both Object Code and Source Code:
a)	Object Code is the computer programming code
substantially in binary form.  It is directly executable
by a computer after processing, but without compilation or
assembly.
b)	Source Code is the computer programming code that may be
displayed in a form readable and understandable by a
programmer of ordinary skill.  It includes related source
code level system documentation, comments and procedural
code and all its Maintenance Modifications and
Enhancements. Source Code does not include Object Code. Derivative Work is work that is based on an underlying work and that would be a copyright infringement if preparred
without the authorization of the copyright owner of the underlying work. A Derivative Work is subject to the ownership rights and licenses of others in the underlying
work.
Enhancements are changes or additions, other than
Maintenance Modifications, to the Products:
a)	Basic Enhancements are incidental Enhancements that
support new releases of operating systems and devices.
They do not include Major Enhancements.
b)	Major Enhancements are Enhancements that provide
substantial additional value that could be offered to
Prospects for an additional charge.
Error is a) any mistake, problem or defect that causes a
Product to malfunction or to fail to meet its specifications;
or b) any incorrect or incomplete statement or diagram in the related documentation that causes a Product to be materially inaccurate or inadequate.
IBM License Agreement is the license agreement under which
IBM may Sublicense NPSC's Products to Prospects in the
Territory.
IBM Licensees are Subsidiaries or other licensees of IBM or
its Subsidiaries who are authorized by IBM to Sublicense the Products to Prospects.
Maintenance Level Service is the Service provided when a customer identifies an Error.
a)	Level 1 is the Service provided in response to the
customer's initial contact identifying an Error.
b)	Level 2 is the Service provided to reproduce an attempt
to correct the Error, or to find that the Service provider cannot reproduce the Error.
c)	Level 3 is the Service provided to isolate the Error at
the component level of the Products. The Service provider distributes the Error correction or circumvention or gives notice if no correction or circumvention is found.
Maintenance Modifications are revisions that correct
Errors.
Marketing Activities is the effort undertaken by IBM and
its Affiliates or NPSC in marketing the Products and Services to Prospects either alone or with other products and
services.
Marketing and Demonstation Materials arre Product
brochures, technical specification sheets, demonstration presentations, Product education and training materials,
Product descriptions used in electronic online services, and other marketing sales literature provided by NPSC to IBM, or prepared by IBM and approved by NPSC, for IBM's use in performance of Marketing Activities. IBM's use of Marketing and Demonstration Materials may include transmission of them through electronic, online services.
New Products are a) Enhancements and Maintenance
Modifications to NPSC's Products; b) any of NPSC's products
that render NPSC's existing Products downlevel or obsolete;
and c) any of NPSC's other software products which NPSC makes generally available in the Territory that perform functions similar to NPSC's existing Products.
Order is a duly authorized order submitted by IBM to NPSC for Products or Services, and is subject to the terms of this Agreement.
Products are NPSC's computer software products, including
Code, documentation, related materials, and any security
devices or "locks" that are listed in an Attachment or
Amendment to a signed Territory Agreement.
Prospect is a potential or actual IBM customer for the
Products that is or was a subject of Marketing Activities. Prospects may include IBM, IBM customers, IBM employees, IBM Affiliates and other parties.
Services are services associated with the Products, such as Product maintenance and Product support. Services includes all three levels of Maintenance Level Services unless staed
otherwise.
Sublicenses is the worldwide, non-exclusive, nontransferable right granted by IBM under this Agreement to a Prospect for use of the Products under an IBM License Agreement.
Subsidiary is an entity that is owned or controlled directly or indirectly (by more than 50% of its voting stock, or if
not voting stock, decision-making power) by NPSC or IBM.
NPSC's License Agreement is the agreement under which NPSC sells, leases or licenses the Products to end users.
2. Agreement Structure
This Agreement consists of the following documents:
o Base Agreement establishes the standard terms and
conditions of the relationship.
o Attachments and Exhibits establish the terms more
specific to the relationship.
o Territory Agreement identifies the applicable
Attachments, Exhibits and related agreements, and may
include additional or replacement terms and conditions.
Both parties accept the terms of the Territory Agreement and identified Attachments and Exhibits by signing the Territory Agreement. Related agreements require signatures of the parties, and in some cases third parties.
If there is a conflict among the terms of the various
documents in this Agreement, those of an Attachment prevail
over those of the Base Agreement. The terms of a Territory Agreement prevail over those of both of these documents.
3. License Grants
Patent License:  NPSC grants IBM a worldwide, royalty-free
and non-exclusive license under any inventions, patents or patent applications owned or licensable by NPSC during the term of this Agreement, and required to make, have made, use, have used, lease, sell, license or otherwise transfer the Products and Derivative Works, either alone or in combination with equipment and/or with other software.
Derivative Works License:  NPSC grants IBM and its
Affiliates a worldwide, royalty-free, non-exclusive right and license to make, have made, use, have used, execute, reproduce, display, perform, prepare and distribute
Derivative Works based on the Products. IBM has all right, title and interest (including ownership of copyright) in such Derivative Works prepared by or on behalf of IBM.
Demonstration License:  NPSC grants IBM and its
Affiliattes a worldwide, royalty-free, non-exclusive demonstration license for the Products, including the right to use, execute, display and copy the Products for training
and demonstration use.
Marketing and Demonstration Materials:  NPSC grants IBM
and its Affiliates a worldwide, royalty-free, non-exclusive right and license to use, display, copy, distribute, and to create Derivative Works in tangible or electronic form, of any copyrighted material (except the copyrighted portion of
the Product Code), including but not limited to Marketing and Demonstration Materials, graphics, pictures, drrawings, screen layouts, text, programing interfaces, icons and any
other related items owned or licensable by NPSC, for use by
IBM in performance of Marketing Activities for NPSC's
Products and Services, and for training of employees of IBM
and its Affiliates.
Trademarks and Trade Names:  Except as otherwise provided
in this Agreement, NPSC authorizes IBM and its Affiliates to use NPSC's trademarks, trade names and copyrighted materials for the Product solely for Marketing Activities under this Agreement. NPSC will not use IBM's trademarks or trade names without IBM's prior written approval.
Trial License:  NPSC grants IBM and its Affiliates a
worldwide, royalty-free, non-exclusive right to license demonstration copies of NPSC's Products to Prospects free of charge ("Trial License") under an appropriate Trial License agreement between IBM or NPSC, and the Prospect. The Trial License shall be for evaluation only and shall not exceed 60 days. On a case by case basis, IBM shall have the right to request NPSC's consent to a longer trial period for a Trial License and NPSC shall consider any such requests in good faith and in a manner consistent with NPSC's business
policies and practices in effect at the time each such
request is made. NPSC's consent shall not be unreasonably withheld or delayed. Upon expiration or termination of the rial License Agreement, all demonstration copies will be destroyed or returned to NPSC or IBM. NPSC agrees that IMB will not have any payment obligation to NPSC unless and until IBM licenses the Product to the Prospect for full productive use, and invoices the Propsect and recognizes revenue for it. Notwithstanding the foregoing, IBM may provide services to Prospects and cause other products to operate with NPSC's Products wihtout obligation or payment to NPSC.
Internal Use License: NPSC grants IBM a worldwide and non-exclusive license to NPSC's Products for interenal use and the IBM Rate specified in the Territory Agreement. This license grant authorizes IBM to: (a) use, store, transmit, execute, display or merge the Products with a computer
system; (b)   use the documentation provided with the
Products in support of the use of the Products; and (c) make a copy of the Products and documentation for archival purposes. IBM's use of the Products shall be governed by the terms of this Agreement; the terms of NPSC's License
Agreement are specifically excluded.
Except for the internal use license granted to IBM in the preceding paragraph, these license grants include the right for IBM to authorize others to do some or all of the foregoing. This Agreement does not grant IBM any ownership to any of the copyright rights in the Products.
4. Warranty: Each party warrants to the other that it has the resources to perform its obligations under this Agreement, and that it is not under and will not assume any contractual obligation that conflicts with its obligations or the rights granted in this Agreement, or with any applicable laws, rules or regulations.
NPSC warrants that (1) the Products are in compliance with all applicable laws, rules and regulations, (2) NPSC has sufficient rights to the Products (including associated marks and names) to grant IBM the rights specified in this Agreement, and to grant Prospects the rights specified in NPSC's License Agreement or IBM's License Agreement, (3) the Products conform to their specifications and any representations made by NPSC to IBM or Prospects, (4) the Products (including but not limited to Marketing and Demonstration Materials) do not infringe any patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any virus or other harmful code, and (5) all information NPSC supplies regarding the Products and Services, including the information NPSC provides in the Marketing and Demonstration Materials is accurate.
THE FOREGOING WARRANTIES REPLACE ALL OTHER WARRANTIES
AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THE
WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND
FITNESS FOR A PARTICULAR PURPOSE.
5. Indemnification: In addition to damages for which NPSC is liable under law and this Agreement, NPSC indemnifies IBM (which includes its Subsidiaries), its Affiliates, Prospects and its and their end users, for claims by others made against them related to (1) the Products or Services and all related materials, (including but not limited to Marketing and Demonstration Materials), (2) NPSC's provision of them to IBM and its use of them under this Agreement (particularly regarding any claimed violation of an intellectual property right, the performance of the Products, and statements, representations or warranties about the Products NPSC makes) or (3) NPSC's relations with anyone else. If a claim appears likely or is made against IBM, its Affiliates or Prospects, about a Product, NPSC will obtain the necessary rights for IBM, its Affiliates and Prospects to continue exercising all rights granted in the Product, or NPSC will modify the Product so that it is non-infringing, or replace it with a Product that is functionally equivalent. If IBM concludes that none of these alternatives is reasonably available, IBM may return the Products to NPSC, at NPSC's expense, for a full refund of all monies paid by IBM.
NPSC will pay any settlement amounts it authorizes and all costs, damages and attorneys' fees that a court finally awards if IBM promptly NPSC notice of the claim, and allows
NPSC to control and cooperates with NPSC in the defense of the claim and settlement negotiations. IBM may participate in the proceedings at its option and expense.
6. Liability: In addition to damages and indemnification for which NPSC is liable under law or this Agreement, NPSC is responsible for (a) damages for bodily injury (including death) and damage to real property and tangible personal property, and (b) the amount of any other actual loss or damage up to the greater of $100,000 or the charges for the Products or Services that are the subject of the claim.
Except for claims arising under Section 5, entitled "Indemnification," neither party shall be liable to the other for any economic consequential damages (including lost profits or savings) or incidental damages, even if advised of their possibility. IBM will not be liable to NPSC for amountsj in excess of amounts payable (if any) and unpaid in accordance with the terms of this Agreement.
7. Term and Termination: This Agreement and any Terrority Agreement shall be effective when executed pursuant to
Section 2 of this Base Agreement. The term of this Base Agreement ends upon the termination or expiration of all Territory Agreements.
Unless otherwise stated in the Territory Agreement, IBM may terminate any Territory Agreement without cause by sending
NPSC 90 days prior written notification specifying the termination date. In recognition of the efforts expended by IBM relative to this Agreement, NPSC may not terminate any Territory Agreement without cause during the first 24 months afters its execution. After the first 24 months, NPSC may terminate any Territory Agreement without cause with 90 days' prior written notice. The effective date of termination will be specified in the notice.
Either party may terminate any Territory Agreement if the other materially breaches its obligations. The termination notice to the party in breach must be in writing identifying the breach and will become effective 90 days after the notice, unless the breach is cured during the 90 days. Termination of a Territory Agreement does not terminate this Base Agreement while other Territory Agreements are in effect.
Any terms of this Agreement or a Territory Agreement which by their nature extend beyond the day this Agreement ends remain in effect until fulfilled, and apply to respective successors and assignees. Except as otherwise provided in a related agreement, upon termination of this Agreement, all rights and licenses granted by NPSC to IBM shall cease, except IBM shall continue to have all necessary rights and licenses to perform the following acitvities: (a) IBM and its Affiliates may sell, lease, license, sublicense, and distribute any inventory of Products (b) IBM and its Affiliates may continue to exercise the rights and licenses granted under this Agreement for up to six months after termination to fill Prospect orders IBM receives before the termination date,
(c) for as long as necessary to provide maintenance and support to customers, and (d) continue to use the Products for internal use. Any payment obligations by either party shall survive and continue. All rights and licenses granted to Prospects shall survive and continue and shall in no way be affected by the termination of this Agreement.
8. Error Correction NPSC will use commercially reasonable efforts to correct reproducible Errors in the Products and associated documentation. In the event NPSC is unable after such efforts to correct the Products, NPSC shall, upon return by IBM of such Products, replace the Products not meeting
NPSC's warranty, or if unable to deliver replacement Products free of defects in material and workmanship, refund IBM all monies paid for the Products.
9. Information: All information exchanged under this Agreement is non-confidential. Neither party shall disclose the terms of this Agreement to any third party without the other party's prior written consent, except to the extent necessary to establish each party's rights hereunder, or, as required by applicable law or regulations. NPSC will not issue press releases or other publicity regarding this Agreement or the relationship under it without IBM's prior written approval.
10. Taxes: Each party shall be responsible to collect, report and pay to the relevant taxing authority all taxes (inclduing, without limitation, sales and value add taxes) imposed by the national government, including any political subdivision thereof, applicable to the sale, lease, delivery, license or sublicense of the Products by that party.
IBM is entitled to deduct from any payments to be made to NPSC under this Agreement, any withholding tax which in IBM's opinion it is legally obligated to withhold and pay to any government body in relation to those payments. If IBM is assessed withholding tax by any government body with respect to any payments to NPSC, then NPSC will reimburse IBM for such taxes and any related assessed interest and penalities which are not due to IBM's negligence.
11. Notice: Any notice required or permitted under this Agreement will be sent to the Contract Coordinators named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt or facsimile receipt confirmation sheet.)
Contract Coordinators:

For IBM:
International Business
Machines Corporation
3200 Windy Hill Road, M/S
WG9A
Atlanta, GA  30339
Attention: Bernadette Jones
770-835-8449


For NPSC:
New Paradigm Software Co.
335 Madison Ave.
New York, NY  10017
Attention: Diran Cholakian
770-661-608

12. Most Favored Customer: NPSC agrees not to charge IBM higher rates than those it charges to others who have a similar relationship with NPSC. If during the Agreement Period NPSC sells, leases, licenses, or otherwise makes available the Products or any material part thereof, to any party with whom NPSC has a similar relationship to the relationship set forth herein for the purposes of licensing, sublicensing, marketing, reselling or outsourcing under similar terms and conditions which are more advantageous to such third party than those specified in this Agreement, then NPSC shall promptly notify IBM in writing. IBM shall have the right within 30 days after receiving NPSC's notification to substitute such different terms for those specified in this Agreement, effective as of the date of availability of such terms to the third party. NPSC shall return to IBM any payments IBM made subsequent to such date which are in excess of the payments required under the substituted terms.
13. General: Neither party guarantees the success of any marketing effort it engages in for the Products. Each party is free to enter into similar agreements with others, set its own prices, and conducts its business in whatever way it chooses, provided there is no interference with performing its obligations unders this Agreement. IBM may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the Products or Services. Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement. Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement. This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of IBM that IBM will market, sell, purchase, license or Sublicense any Products under this Agreement.
NPSC may not assign, sell, transfer or subcontract any obligations under this Agreement without IBM's permission. Any act to do so is considered null and void. NPSC will promptly notify IBM of any significant change to NPSC's business structure or operating environment. Upon such notification, IBM may terminate this Agreement immediately. Neither party will bring a legal action against the other more than two years after the cause of action arose. Each party waives a jury trial in any dispute. Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later.
The parties are independent contractors. Personnel NPSC supplies are deemed its employees and are not for any purpose considered employees or agents of IBM. Each party assumes full responsibility for the actions of its personnel while performancing its obligations under this Agreement and is solely responsible for their direction and compensation. The parties agree that use of the Products by IBM does not create any obligations for IBM in any way limiting or restricting the assignment of its employees. IBM and its employees are free to use any information, processing ideas, concepts or techniques disclosed in the Products for any purpose whatsoever, subject to NPSC's statutory patent and copyright rights.
Unless otherwise stated in a Territory Agreement which shall only apply to that Territory, the laws of New York govern this Agreement. The United Nations' Convention on the International Sale of Goods does not apply

IBM Worldwide Software Vendor Agreement
Reseller Attachment
Reference:  Territory Agreement T96642-00
This Reseller Attachment is invoked and thereby incorporated by reference when a Territory Agreement is executed pursuant to Section 2 of the Base Agreement. It establishes additional terms under which IBM may license NPSC's Products and Services for marketing and reselling to Prospects in a Territory under NPSC's License Agreement at prices established by IBM. Once a Territory Agreement referencing this Attachment is executed, IBM or its Affiliates may order NPSC's Products and Services listed in the Territory Agreement by sending NPSC an Order by mail, fax or electronic means.
1. License Grant: NPSC grants IBM and its Affiliates a worldwide, royalty-free, non-exclusive right and license to use, execute, reproduce, display, perform, market and distribute, in tangible and electronic form, the Products delivered to IBM hereunder subject only to IBM's payment obligations specified in the Territory Agreement for licensing of Products to Prospects for productive use. The Products, Marketing and Demonstration Materials and Derivative Works thereof, may be distributed externally under this Agreement by IBM and its Affiliates for purposes of, including but not limited t: reselling, licensing, demonstration, evaluation, promotional activities, education of IBM employees, its Affiliates and Prospects, limited trial use or preview by Prospects, developing and delivering proof of concept demonstrations and implementation services, or providing maintenance and support. These license grants include the right for IBM to authorize others to do some or all of the foregoing.
2. Delivery: NPSC will deliver the Products specified in each IBM Order, and will use its best efforts to meet IBM's requested delivery dates and quantities. NPSC will notify IBM within 5 working days of its receipt of IBM's Order if NPSC can not meet IBM's request, and will include a proposed delivery schedule that NPSC agrees to meet. IBM may then accept NPSC's proposed delivery schedule or cancel the Order without liability. NPSC will pay all transportation charges required for the shipment of the Products to the location IBM specifies.
3. Market Support: NPSC will provide the following market support activities to IBM and its Affiliates at no additional charge during the term of this Agreement. All of NPSC's personnel providing market support will have sufficient Product knowledge and skills to adequately perform the support services requested. Such personnel will have at least the same level of Product knowledge and skills as NPSC's personnel providing similar services to its customers. Marketing Events: NPSC will participate in trade shows, executive conferences, and other marketing events, on dates and at locations mutually agreed to by the parties.
Telephone Support: NPSC will provide telephone consulting services durings its normal business hours to address technical questions related to demonstration, marketing, operation, use and installation of the Products.
Pre-sales Support: NPSC will provide pre-sales technical support services and demonstration assistance for the Products to Prospects on dates and at locations mutually agreed to by the parties.
Training: NPSC will provide the training and education classes for its Products and Services as specified in the Territory Agreement.
IBM's obligations for Marketing Activities are described in the Territory Agreement.
4. Marketing and Demonstration Materials: NPSC will provide to IBM and its Affiliates the Marketing and Demonstration Materials specified in the Territory Agreement. NPSC authorizes IBM to alter the Marketing and Demonstration Materials to indicate that IBM has the authority to market, price, license and provide Services for the Products. IBM shall submit for NPSC's prior written approval all Marketing and Demonstration Materials which IBM prepares for marketing NPSC's Products and Services to Prospects. NPSC's consent to use all information included in such Marketing and Demonstration Materials, including but not limited to, content, descriptions, technical information and usage of trademarks, trade names and copyrighted materials shall not be unreasonably withheld. NPSC shall respond in a timely manner to the IBM Contract Coordinator for all such submissions.
5. Product Support: During the term of the Territory Agreement and for at least one year after delivery of each Product sold to an IBM Prospect, NPSC will offer warranty, maintenance, and support Services for the Products to Prospects that are no less favorable than those NPSC generally offers to its customers for the Products in the Territory. If during a period of one year from the date of delivery the Products do not comply with NPSC's warranties, NPSC agrees to correct the deficiency without charge and provide to IBM and Prospects such corrections in a timely manner. IBM may o ffer additional services for NPSC's Products to Prospects.
6. Returns, Upgrades and New Products: IBM may return to NPSC at NPSC's expense for a full refund any Product that contains an Error that in IBM's reasonable judgment renders it unsuitable for marketing. NPSC represents that the Products available to IBM under this Agreement are always the most current release or version that NPSC makes available in the Territory. If NPSC creates any New Products, IBM may offer such New Products to Prospects at a reasonable upgrade charge that the parties agreed to. NPSC will notify IBM at least 90 days prior to offering New Products to Prospects in the Territory. NPSC will make available to IBM at no additional charge all new releases and versions for which NPSC does not require an additional charge from its customers. NPSC will offer all New Products to IBM for marketing under this Agreement as replacement for, or in addition to, NPSC's Products already under this Agreement. NPSC will give IBM at least six months' notice prior to withdrawing any Products (including any version) from marketing or support.
7. NPSC's License Agreement: NPSC will include a copy of its License Agreement with each Product. It must be packaged so that the Prospect agrees to it before use of the Product. IBM will obtain the Prospect's signature on NPSC's License Agreement, if required. NPSC authroizes IBM to accept and execute NPSC's License Agreement on NPSC's behalf. IBM will periodically forward a signedcopyof NPSC's License Agreementto NPSC for its records. IBM is not a party to the NPSC License Agreement and does not assume any obligation for violations of it.
8. IBM Rate: NPSC will provide the Products to IBM at the rate stated in the Territory Agreement ("IBM Rate"). IBM is not obligated to license any minimum quantities. NPSC will give IBM the benefit of any price decreases NPSC offers for Products not yet purchased by Prospects from the date a price decrease becomes effective. IBM payments to NPSC will be at the IBM Rate stated in the Territory Agreement subject to any withholding tax requirement and/or any applicable transaction based taxes (including, without limitation, sales and value-add taxes). With the exception of theibm Rate (subject to anywithholding requirements plus any applicable transaction based taxes), IBM will not pay NPSC any other payments related to the Prodcuts (for example, under any IBM Business Party Agreeement). IBM shall have full freedom and flexibility in pricing NPSC's Products under the Territory Agreement and in establishing the terms and conditions under which they are offered to Prospects. IBM is not required to pay NPSC, and NPSC agrees not to charge IBM for, taxes for the Products which are licensed by IBM in the United States and Puerto Rico.
9. Payment to NPSC: Unless otherwise stated in a Territory Agreement, all payments shall be made to NPSC within 30 days after the close of each calendar quarter in which IBM licenses a Product to a Prospect for productive use, and invoices the Prospect and recognizes revenue for it. All payments to NPSC shall be net of refunds, adjustments, and if applicable, taxes. Payments will be accompanied by a summary of the bases for determining its amount. IBM will maintain records to support the payment amount. Payment will be made by either elecronic funds transfer, or by mail. Payment is deemed to be made on the date of electronic funds transfer, or on the date of mailing, as applicable

IBM Worldwide Software Vendor Agreement
Sublicensing Attachment
Reference:  Territory Agreement T96642-00
This Sublicensing Attachment is invoked and thereby incorporated by reference when a Territory Agreement is executed pursuant to Section 2 of the Base Agreement. It establishes additional terms under which IBM may market and Sublicense NPSC's Products to Prospects in a Territory.
1. SublicenseGrant: NPSC grants IBM and its Affiliates a worldwide, non-exclusive right to market and Sublicense (including the right to use, copy, reproduce, translate, execute, display, perform, lease, and distribute, in tangible or electronic form) NPSC's Products under the NPSC trademark or trade names, and all related documentation, to Prospects in the Territory under the terms of an IBM License Agreement. Each copy of the Products Sublicensed to a Prospect shall be for the Prospect's internal business use and shall not be used for purposes of further distribution. Notwithstanding any provision to the contrary, these license grants include the right of IBM tosublicense others to do some or all of the foregoing.
2. Delivery: NPSC will deliver the Products specified on each IBM Order, and will use its best efforts to meet IBM's requested delivery dates and quantities. NPSC will notify IBM within 5 working days of receipt of an Order if it cannot meet IBM's request, and will include a proposed delivery schedule that NPSC agrees to meet. IBM may then accept NPSC's proposed delivery schedule or cancel the Order without liability. NPSC will pay all transportation charges required for the shipment of the Products to the location IBM specifies.
3. Market Support: NPSC will provide the following market support activities to IBM and its Affiliates at no additional charge during the term of this Territory Agreement:
Marketing Events: NPSC will participate in trade shows, executive conferences, and other marketing events, on dates and locations mutually agreed to by the parties.
Telephone Support: NPSC will provide no-charge telephone consulting services via a toll-free number during its normal business hours to address technical questions related to demonstration, marketing, operation, use and installation of the Products.
Pre-sales Support: NPSC will provide no-charge, pre-sales technical support services and demonstration assistance for the Products to Prospects on dates and locations mutually agreed to by the parties.
Training: NPSC will provide the training and education classes for its Products and Services as specified in the Territory Agreement.
IBM's obligations for Marketing Activities are described in the Territory Agreement.
4. Marketing and Demonstration Materials: NPSC will provide to IBM and its Affiliates the Marketing and Demonstration Materials specified in the Territory Agreement. NPSC authorizes IBM to alter the Marketing and Demonstration Materials to indicate that IBM has the authority to market, price, Sublicense, and provide Services for the Products.
IBM shall submit for NPSC's prior written approval all Marketing and Demonstration Materials which IBM prepares for marketing NPSC's Products and Services to Prospects. NPSC's consent to use all inforamtion included in such Marketing and Demonstration Materials, including but not limited to, content, descriptions, technical information and usage of trademarks, trade names and copyrighted materials shall not be unreasonably withheld. NPSC shall respond in a timely manner to the IBM Contract Coordinator for all such submissions.
5. Product Support:  IBM will offer Services for the
Products to Prospects in accordance with the IBM License Agreement. NPSC agrees to provide maintenance and support Services for the Products to IBM during the term of the Territory Agreement, and continuing for two years after termination of the Territory Agreement, to enable IBM to continue to offer Services to Prospects. NPSC also agrees to provide telephone consulting services to IBM during NPSC's normal business hours to address technical questions related to demonstration, marketing, operations, use and installation of the Products IBM Sublicenses to Prospects.
6. Returns, Upgrades and New Products: IBM may return to NPSC at NPSC's expense for a full refund any Product that contains an Error that in IBM's reasonable judgment renders it unsuitable for marketing or Sublicensing. NPSC represents that the Products available to IBM under this Agreement are always the most current release or version that NPSC makes available in the Territory. If NPSC creates any New Products, IBM may Sublicense such New Products to Prospects at a reasonable upgrade charge that the parties agree to. NPSC will make available to IBM at no additional charge all new releases and versions for which NPSC does not require an additional charge from NPSC's customers. NPSC will offer all New Products to IBM for Sublicensing under this Agreement as replacement for, or in addition to, the Products already covered by Agreement. NPSC will give IBM at least six months' notice prior to withdrawing any Products (including any version) from marketing or support.
7. IBM License Agreement: IBM will provide a copy of the IBM License Agreement to each Prospect. IBM will maintain records of accepted IBM License Agreements.
8. IBM Rate: NPSC will provide the Products to IBM at the rate stated in the Territory Agreement ("IBM Rate"). IBM is not obligated to Sublicense any minimum quantities. NPSC will give IBM the benefit of any price decreases NPSC offers for Products not yet installed from the date a price decrease becomes effective. IBM payments to NPSC will be at the IBM Rate stated in the Terriroty Agreement subject to any withholding tax requirement plus any applicable transaction based taxes (including, without limitation, sales and value-add taxes). With the exception of the IBM Rate (subject to any withholding requirements plus any applicable transaction based taxes), IBM will not pay NPSC any other payments related to the Products (for example, under any IBM Business Partner Agreement). IBM shall have full freedom and flexibility in pricing NPSC's Products under the Territory Agreements and in establishing the terms and conditions under which they are Sublicensed to Prospects. IBM is not required to pay NPSC, and NPSC agrees not to charge IBM for, taxes for the Products which are Sublicensed by IBM in the United States and Puerto Rico.
9. Payment to NPSC: Unless otherwise stated in a Territory Agreement, all payments shall be made to NPSC within 30 days after the close of the calendar quarter in which IBM Sublicenses a Product to a Prospect for productive use, and invoices the Prospect and recognizes revenue for it. Alll payments to NPSC shall be net of refunds, adjustments, and if applicable, taxes. Payment will be accompanied by a summary of the basis for determining its amount. IBM will maintain records to support the payment amount. Payment will be made by either electronic funds transfer, or by mail. Payment is deemed to be made on the date of electronic funds transfer, or on the date of mailing, as applicable.
10. Certificate of Originality: NPSC will provide to IBM a completed Certificate of Originality (attached Exhibit) for each Product within 30 days of signing the Territory Agreement or within 30 days of adding a new Product to the Territory Agreement. NPSC warrants the accuracy of all statements in each completed Certificate of Originality

IBM Worldwide Software Vendor Agreement
Outstanding Attachment
Reference Territory Agreement Number: T96642-00
This Outsourcing Attachment is invoked when NPSC and Integrated Systems Solutions Corporation ("(ISCC-like name)," a wholly-owned IBM Subsidiary and any related Integrated Systems Solutions organizations worldwide, including IBM and its Subsidiearies), sign a Territory Agreement which incorporates it by reference. It sets forth the terms and conditions governing the licensing from time to time by NPSC to (ISSC-like name) of the Products for (ISSC-like name)'s use in providing Outsourcing Services to Prospects. The provisions of this Attachment will supersede and replace the provisions of NPSC's License Agreement that would otherwise be appliable for licenses obtained after the date the parties sign a Territory Agreement referencing this Attachment regarding the Products, irrespective of whether the Products are obtained directly or indirectly (e.g., through a distributor) from NPSC. However, the provisions of this Attachment shall not supersede the provisions of individually negotiated, signed agreements entered into between NPSC and (ISSC-like name) regarding the Products.
1. Definitions: In addition to the terms defined in the Base Agreement, the capitalized terms in this Attachment have the following meanings:
o Outsourcing Services are the services (ISSC-like name) provides involving acquisition, installation and operation of NPSC's products on computer systems at (ISSC-like name), IBM, Prospect or third party locations for (ISSC-like name)'s use in support of IBM's or a Prospect's facilities management or data processing requirements.
o (ISSC-like name) License Agreement is the license agreement under which ((ISSC-like name) may Sublicense
NPSC's Products to Prospects in the Territory.
o Certificate of Originality NPSC will provide to (ISSC-like name) a completed Certificate of Originality (attached Exhibit) for each Product within
30 days of signing this Agreement or within 30 days of adding a new Product to the Territory Agreement. NPSC warrants the accuracy of all statements in each completed Certificate of Originality.
o Support for Sublicensed Products:  In the event
(ISSC-like name) elects to Sublicense the Products to Prospects as described herein, (ISSC-like name) may, on a case-by-case basis, provide Services on NPSC's behalf to Prospects in the Territory.
2. Sublicense Grant: NPSC grants to (ISSC-like name) a worldwide, non-exclusive right to market and Sublicense (including the right to use, copy, reproduce, translate, execute, display, lease and distribute, in tangible or electronic form) NPSC's Products, and all related documentation, to Prospects in the Territory under the terms of an (ISSC-like name) License. Each copy of the Products Sublicensed to a Prospect shall be for Prospect's internal business use and shall not be used for purposes of further distribution. Notwithstanding any provision to the contrary, these license grants include the right of (ISSC-like name) to authorize others to do some or all of the foregoing.
In addition, NPSC grant (ISSC-like name) a worldwide, royalty-free, non-exclusive right to Sublicense demonstration copies of NPSC's Products to Prospects free of charge ("Trial License") under an appropriate Trial License agreement between (ISSC-like name) or NPSC, and the Prospect. The Trial License shall be for evaluation only and shall not exceed 60 days. On a case by case basis, (ISSC-like name) shall have the right to request NPSC's consent to a longer trial period for a Trial License and NPSC shall consider any such requests in good faith and in a manner consistent iwth NPSC's business policies and practices in effect at the time each such request is made. NPSC's consent shall not be unreasonably withheld or delayed. Upon expiration or termination of the Trial Sublicense, all demonstration copies will be returned to NPSC or (ISSC-like name). NPSC agrees that (ISSC-like name) will not have any payment obligation to NPSC unless and until (ISSC-like name) licenses the Product to the Prospect for full productive use and recognizes revenue for it.
3. Delivery: NPSC will deliver the Products specified on an (ISSC-like name) Order, and will use its best efforts to meet (ISSC-like name)'s requested delivery dates and quantities. NPSC will notify (ISSC-like name) within 5 working days of receipt of an Order if it cannot meet (ISSC-like name)'s request, and will include a proposed delivery schedule that NPSC agrees to meet. (ISSC-like name) may then accept NPSC's proposed delivery schedule or cancel the Order without liability. NPSC will pay all transportation charges required for the shipment of the Products to the location (ISSC-like name) specifies.
4. Support:
Technical Support: (ISSC-like name) may request that NPSC provide technical support to (ISSC-like name) for Products which (ISSC-like name) licenses for use in providing Outsourcing Services to Prospects. The rates for such support shall be established in the Territory Agreement. (ISSC-like name) shall be entitled to terminate any arrangement for technical support on 30 days' written notice to NPSC.
Product Education: NPSC will offer to (ISSC-like name) education courses on the installation and use of the Products in accordance with the education fees set forth in the Territory Agreement.
5. (ISSC-like name) Rate: NPSC will provide the Products to (ISSC-like name) at the rate stated in the Territory Agreement "Outsourcing Rate"). Minimum order quantities do not apply. (ISSC-like name) payments to NPSC will be at the Outsourcing Rate stated in the Territory Agreement subject to any withholding tax requirement plus any applicalbe transaction based taxes (including, without limitation, sales and value-add taxes). With the exception of the Outsourcing Rate (subject to any withholding requirements plus any applicable transaction based taxes), (ISSC-like name) will not pay NPSC any other payments related to the Products (for example, under any IBM Business Partner Agreement). (ISSC-like name) is not required to pay NPSC, and NPSC agrees not to charge (ISSC-like name) for, taxes for the Products which are licensed and/or Sublicensed by (ISSC-like name) in the United States and Puerto Rico.
6. Outsourcing Services: NPSC acknowledges that IBM, Prospects, (ISSC-like name) licensees, and NPSC's licensees may retain (ISSC-like name) to perform Outsourcing Services on their behalf. Notwithstanding any other provision of the Agreement or of any license agreement, IBM, and each (ISSC-like name) licensee or any of NPSC's other licensees, shall have the right to grant access to the Products it has acquired to (ISSC-like name) solely for the purpose of providing Outsourcing Services. (ISSC-like name) shall have the right to install such Products on computer systems owned by, leased to, or under the control of IBM, the (ISSC-like name) licensee or any of NPSC's other licensees. The foregoing rights are subject to: (1) (ISSC-like name) giving NPSC notice of such Products to be managed by (ISSC-like name), and (2) (ISSC-like name) not copying the Products or receiving general development use access to the Products unless prior written notice has been provided to NPSC. NPSC agrees that there will be no fee to transfer assignment of licensing rights in the Products by a licensee of NPSC's Products to (ISSC-like name), or by (ISSC-like name) to the Prospect. Further, there will be no fee to transfer the Products to an (ISSC-like name) computer system located in the Territory which is of like configuration as the computer system for which such Products were licensed by NPSC. (ISSC-like name) may elect to acquire licensing rights in the Products under the terms of this Attachment for its use in providing Outsourcing Services to Prospects.
In those instances where the Prospect has the licensing rights to the Products, (ISSC-like name) agrees that its use of the Products shall only be used on behalf of and for the benefit of the Prospect. Access to the Products shall be limited to those (ISSC-like name) employees or its contractors needed to provide Outsourcing Services. Upon termination of (ISSC-like name)'s contract to provide Outsourcing Services to a Prospect, (ISSC-like name)'s rights under this Agreement to use the Products licensed to the Prospect shall also termiante. The rights of IBM, (ISSC-like name) licensees or any of NPSC's other licensees to continue to use NPSC's Products for their own business purposes shall be governed by the terms of NPSC's License Agreement. (ISSC-like name) shall have the right to assign the Products for which it has acquired licensing rights from NPSC hereunder to its Prospect for use on the same or different machine at the same or different location, but for use of essentially the same purpose, at no additional cost, provided that (ISSC-like name) gives NPSC 30 days' prior written notice of its intent to assign such rights, and provided further that (ISSC-like name)'s Prospect signs NPSC's License Agreement, or its equivalent. At the conclusion of (ISSC-like name)'s contract with its Prospect to provide Outsourcing Services, (ISSC-like name) shall retain all license rights it has previously acquired from NPSC for the Products, and shall be free to continue to use such Products in support of its business needs, including in support of the provision of Outsourcing Services to other Prospects, at no additional fee, subject to continued compliance with the terms of NPSC's License Agreement.
7. Payment to NPSC: Unless otherwise stated in a Territory Agreement, all payments shall be made to NPSC within 30 days after the close of the calendar quarter in which IBM licenses a Product to a Prospect, and invoices the Prospect and recognizes revenue for it. All payments shall be net of refunds and adjustments, and if applicable, taxes. Payment will be accompanied by a summary of the basis for determining its amount. (ISSC-like name) will maintain records to support the payment amount. Payment will be made by either electronic funds transfer, or by mail. Payment is deemed to be made on the date of electronic funds transfer, or on the date of mailing, as applicable.
8. Information: (ISSC-like name) acknowledges that NPSC's Products may be protected by copyright law. (ISSC-like name) will reproduce copyright notices incorporated in or marked on or fixed to the Products on all copies of all or any part of the Products that (ISSC-like name) makes. A copyright notice on the Products does not, by itself, constitute evidence of publication or public disclosure

IBM Worldwide Software Vendor Agreement
Territory Agreement
Reference:  Base Agreement T96642-00
This Territory Agreement is in addition to the referenced
Base Agreement. Each party agrees that the complete agreement between the parties consists of the Base Agreement, this Territory Agreement, and the below Attachments and Exhibits, and replace all prior oral or written communications between the parties about it.
o the Worldwide Software Vendor Base Agreement
o the Reseller Attachment
o the Sublicensing Attachment
o the Outsourcing Attachment
o Exhibit  Certificate of Originality (COO)
o Appendix  COO
o Exhibit  NPSC's License Agreement

The following are related agreements between the parties:
o the Confidentiality Agreement
o the Escrow Agreement

AGREED TO:
AGREED TO:

Internatinal Business Machines
Corporation
New Paradigm Software Co.

By:___________________________
_____
By:___________________________
_____

John G. Schwarz
_________________
Mark Blundell____
________________

Print Name
Vice-President, Solution
Provider Marketing
Print Name
Chief Executive Officer

Title
____________________________
____
Title
____________________________
____

Date
Date


1. Terms Amending the Base Agreement: The following terms and conditions amend those contained in the Base
Agreement:

Section 1. "Definitions"
Add the following definition:

"Additional Method" is Code and/or any Enhancement of Code (Additoinal Methods typically contain only a few lines of Code) created by or on behalf of IBM which is used by the Product or (New Product) under the control of data stored in the Product's (or New Product's) database by means of the Product's (or New Product's) control program. Additional Methods do not include any data stored in the database or the configuration of any database which is used during the run time of any Product or New Product. For example, an Additional Method may be written to allow the Product to access or call a hardware card."
In the definiton of "Products", add the word "Object" before the word "Code".

Section 3. "License Grants"
Under the paragraph entitled "Patent License", delte the word "sell" from the third line.
Replace the last sentence of the "Derivative Works License" paragraph with the following:
"For all Derivative Works which are Additional Methods, IBM hereby grants NPSC a worldwide, royalty-free, non-exclusive right and license to make, have made, use, have used, execute, reproduce, display, perform, prepare and distribute Derivative Works based on the Additional Methods."
In the seventh sentence of the paragraph entitled "Trial License", add the words "during the term of the Trial License only," before the word "IBM".

Section 4. "Warranty"
Add the words "in all material respects" at the end of the last sentence of paragraph 2, after the word "accurate."

Section 7. "Term and Termination"
In subparagraph (a) of paragraph 4, delete the word "sell" and add the words "purchased by IBM from NPSC" at the end of the sentence.

Section 9. "Information"
Add the words "except as required by law or by regulation having the force of law" at the end of the last sentence.

2. Terms Amending the Attachments: The following terms and conditions amend those contained in the Reseller and Sublicensing Attachments:

Section 3. "Market Support"
Revise the paragraph entitled "Pre-sales Support" as follows:
Pre-sales Support: NPSC will provide pre-sales technical support services and demonstration assistance for the Products on dates and locations mutually agreed to by the parties. IBM agrees to reimburse NPSC for out-of-pocket expenses related to said pre-sales support, provided the expenses are approved by IBM in advance, in accordance with the terms and conditions of the IBM travel guide.
3. Territory: The Territory for this Agreement shall consist of the following countries:
United States, Puerto Rico
4. IBM Rate for NPSC's Products and Services:  The IBM
Rate payable to NPSC for Reselling and Outsourcing of NPSC's Products and Services under this Agreement are stated in the following tables, and shall be net of refunds and adjustments granted to Prospects.
When the IBM Rate is calculated as a percentage of IBM revenue, the percentage level of IBM revenue for any New Products and upgrades shall not be greater than the percentage of IBM revenue paid to NPSC for NPSC's existing Products described in the Territory Agreement.
When the IBM Rate is not calculated as a percentage of IBM revenue, the IBM Rate for New Products or upgrades will be set at the same percentage of NPSC's New Product published list price in the Territory as the percentage which previously existed between the IBM Rate and NPSC's list price for the Products in the Territory.

RESELLER RATES
Product Type
Product Name
IBM Rate
IBM Rate

Products
COPERNICUS
35% of IBM
Revenue
thru
12/31/97
40% of IBM
Revenue 1
after
12/31/97

Services
Maintenance/Wa
rranty
75% of IBM
Revenue
70% of IBM
Revenue 2
if sold in
conjunction
with the
Product


OUTSOURCING RATES
Product Type
Product Name
IBM Rate
IBM Rate

Products
COPERNICUS
35% of IBM
Revenue 1
thru
12/31/97
40% of IBM
Revenue 1
after
12/31/97

Services
Maintenance/Wa
rranty
75% of IBM
Revenue 2
70% of IBM
Revenue 2
if sold in
conjunction
with the
Product



A "site" is defined as one building or central location which may house one or more departmetns dedicated to one company. As this relationship between IBM and NPSC develops, this definition may be revised, from time to time, at IBM's sole discretion. NPSC will be notified of such revision. Annually, three months following the end of the prior calendar year, IBM will calcuate the aggregate amount of all license fees that would have been payable to NPSC in such prior calendar year if the applicable Minimum IBM Rate (i.e., floor) per platform, per site license had been used to calculate quarterly payments, instead of the applicable percent of IBM revenue specified in the Territory Agreement. If the aggregate amount of percent of IBM revenue license fees paid to NPSC for such calendar year was less than the Minimum IBM Rate, as set forth above, IBM will pay NPSC the difference, as an annual minimum license fee adjustment, with the next scheduled payment.
In the event IBM finds it necessary to offer a Prospect a special discount, then on a case by case basis IBM may request a lower IBM Rate for such transaction. If NPSC agrees to such lower IBM Rate, the parties will sign an amendment specifying the lower amount.
5. IBM Respnsibilities:
5.1 Marketing Activities: IBM will use reasonable efforts to develop and implement a market support plan for the Products. The market support plan may include, at IBM's sole discretion, the following Marketing Activities for the
Products:
o identify and qualify Prospects for the Products;
o as appropriate, demonstrate the Products to Prospects;]
o develop sales proposals;
o advertise NPSC's Products in various trade magazines and other publications;
o include NPSC's Products in trade shows, executive conferences, and other marketing events;
o implement telemarketing or direct mail campaigns.

5.2 Other Activities: IBM is responsible for ordering, billing and accounts receivable activities related to the Products it licenses to Prospects.
6. NPSC's Responsibilities:
6.1 Training: NPSC agrees to provide the following training to IBM and its Affiliates, or an equivalent level of training as IBM deems adequate, at no charge to IBM or its Affiliates, on a quarterly basis:
o two (2) 1-day marketing classes which relate to the demonstration and marketing of the Products; and
o two (2) 1-day technical classes which relate to the installation and use of the Products.

6.2 NPSC's Delivery of Materials: NPSC will deliver the following materials to IBM at no charge:
Within seven (7) days after the effective date of this Territory Agreement, NPSC will deliver to IBM two (2) master copies of NPSC's License Agreement. IBM may make unlimited copies of NPSC's License Agreement to provide to Prospects. Within seven (7) days after the effective date of this Territory Agreement, NPSC will deliver to IBM two (2) copies of each of NPSC's Products for demonstration purposes, as provided for in the Base Agreement. IBM agrees not to reverse assemble, reverse compile, or otherwise attempt to derive the Source Code for the Products.
Within seven (7) days after the effective date of this Territory Agreement, NPSC will deliver to IBM one master copy of NPSC's Marketing and Demonstration Materials for IBM's use in Marketing Activities. IBM may make unlimited copies of NPSC's Marketing and Demonstration Materials to provide to Prospects. NPSC agrees to provide additional reasonable quantities of NPSC's Marketing and Demonstration Materials at no charge to IBM upon IBM's request.
6.3 End User Support: NPSC will provide Level 1, Level 2 and Level 3 End User Support to IBM and our customers of the Product. If it is determined that an Error exists, NPSC will investigate and track the problem, correct the Error and provide corrections to IBM and our customers covered by a NPSC License Agreement.
NPSC will make support available to the IBM Customer Support Center during normal business hours to answer questions related to the use and installation of the Products.
6.4  Billable Services:  In the event IBM requests that
NPSC provide other services above and beyond those specified in this Agreement, and NPSC agrees to provide such services ("Billable Services") NPSC will furnish such services in a workmanlike manner in accordance with the terms and conditions of a separate IBM Agreement to be negotiated in good faith by the parties. Payment by IBM for Billable Services will be made to NPSC in accordance with the separate IBM Agreement or IBM purchase order authorizing such Billable Services

IBM Worldwide Software Vendor Agreement
Exhibit Certificate of Originality (COO)
Reference: Territory Agreement T96642-00
NPSC agrees to sign and provide this Certificate of
Originality ("COO") to IBM when the parties sign a
Territory Agreement(s) which incorporate this COO.
If NPSC provides IBM any Product(s), related
documentation, microcode or other software material,
(collectively, "Product Material") NPSC must complete
this questionnaire and send it to IBM's Contract
Coordinator for this transaction. NPSC will provide IBM
with any additional information needed for copyright
registration or enforcement of legal rights relating to
the Product Material.
One questionnaire can cover one complete Product even if
that Product includes multiple modules. A separate
questionnaire must be completed for Code and another for
its related documentation.  Significant changes to the
Product Material will require completion of a new
questionnaire.
Please do not leave any questions blank. Write "not
applicable" or "N/A" if a question is not relevant to
the Product Material.  If additional space is needed to
complete any question, please attach a separate sheet of
paper that identifies the question number.
1.	QUESTIONNAIRE
1.1	Identify the Territory Agreement number under which
NPSC provides Product Material to IBM:
o Territory Agreement No.: T96642-00
o Date: December '96
1.2	Name of the Product Material (provide complete
identificaton including version, release and
modification numbers for Product(s) and
documentation):
	Copernicus U2.0 and U2.1
1.3	Was the Product Material or any portion of it:
o (A) written by any third parties other than NPSC
or its employees working within their job
assignments?
Yes  X  No ___ (If YES, answer the following.
If NO, skip to 1.4)
-	How did NPSC acquire title to the Product
Material or the right to grant 	licenses to
IBM?
- 	How did NPSC acquire title to the Product
Material or the right to grant licenses to
IBM?
-	Did the third parties write ALL or PART of the
Product Material?
	ALL __ PART X
	If PART, state the percentage written by the
third parties 2%
o (B) Were the third parties that provided the
Product Material to NPSC COMPANIES, INDIVIDUALS
or both?
COMPANIES X (complete (C) below)  INDIVIDUALS
___ (complete (D) below)  BOTH ___ (complete (C)
and (D) below)
o (C) For each COMPANY, provide the following
information:
-	Name: Neuron Data
-	Address: Mountain View, CA.
-	How did the COMPANY acquire title to the
Product Material?  (For example, the Product
Material was written by the COMPANY's
employees as part of their job assignment):
	Produce material written by Newron Data
Employees as part of their Job Assignment
-	Did the COMPANY have each non-US contributor
to the Software Material sign a waiver of
their moral rights?
	YES X  NO__
o D) For each INDIVIDUAL provide the following
information:
-	Name:
-	Citizenship:
-	Address:
-	Did the INDIVIDUALS create the Product
Material while employed by, or under a
contractual relationship with, another party?
	YES ___ NO ___ (If YES, provide name and
address of the other party below)
-	Name:
-	Address:
-	Did the INDIVIDUALS create or first publish
the Software Material in a country other than
the US?
	YES ___ NO ___
-	If YES, did the INDIVIDUALS sign a waiver of
moral rights?
	YES ___ NO ___ (If YES, please attach a copy)
1.4	Was any part of the Product Material registered at
any copyright office?
-	YES __NO _X_
o Claimant Name:
o Registration Number:
 Date of Registration:
o Title of Work:
1.5	Was any part of the Product Material published?
-	YES ___ NO _X_
	a)	When and where was it published?
	b)	Was there a copyright notice on the
published materials?
-	YES ___ NO___ (If YES, provide the copyright
notice below)
1.6	Was any part of the Product Material distributed by
NPSC to any outside person or company other than IBM?
-	YES _X_NO __
o When and where was the Product Material
distributed?
 Under not-eclusive advises license agreements
o To whom was the Product Material distributed?
 Customer of New Paradign
o Why was the Product Material distributed?
 Normal course of business
o Under what conditions was the Product Material
distributed (for example, under a contract)?
 Under adviser license agreements
1.7	Was any part of the Product Material derived from
preexisting materials?
-	YES __ NO X (If YES, provide the information
in (a) through (f) below for each of the
preexisting materials)
If the Product Materials contain any object-
oriented software, are any objects derived
from or inherited from other objects or
classes ("parent classes")?
-	YES ___ NO X (If YES, provide the information
in (a) through (f) below for each of the
parent classes)
o (a)   Name of the preexisting material or
parent class
o (b)   Author (if known):
o (c)   Owner (if known):
o (d)   Copyright notice appearing on the
preexisting material or parent class (if any):
o (e)   Was any new function added to the
preexisting material or parent class?
YES ___ NO __ (If YES, answer the following)
Briefly describe the new functions below:
___% of preexisting material or parent class
used
___% of preexisting material or parent class
modified
___% of new material consisting of or deriving
from preexisting materials or parent classes
o (f) Briefly describe how the preexisting
materials or parent classes have been used:
1.8	Were any part of the display screens, data formats,
instruction or command formats, operator messages,
interfaces etc.  (collectively called "External
Characteristics") of the Software Material copied or
derived from the External Characteristics of another
program or product of NPSC's or a third party?
-	YES __ NO X (If YES, provide the information)
o Name of NPSC's or third party's Product:
o Author (if known):
o Owner (if known):
o Copyright notice relating to the preexisting
External Characteristice (if any):

o Have the preexisting External Characteristics
been modified?
-	YES __ NO __ (If YES, discribe how they have
been modified below)
1.9	Identify below any other circumstances that may
affect IBM's ability to reporduce and market the
Product Material including:
o confidentiality or trade secrecy of preexisting
materials:
o known or expected royalty obligatins to others:
o preexisting materials developed for another
party or customer (including government) where
NPSC may not have retained full rights to the
materials:
o materials acquired from a person or company
possibly having no title to them:
o agreements under which NPSC grants rights to
others uder all or some of the Product Materials
or documentation:
1.10	Employee Identificaitn.  NPSC recognize that, for
purposes of copyright registration or enforcement
of legal rights relating to the Product Material,
IBM may need t know the names, addresses and
citizenships of all persons who wrote or
contributed to the writing of the Product
Materials.  NPSC agrees to keep accurate records of
all such information and to provide them to IBM on
its request.
1.11	ICON.  An "ICON" is generally defined as a symbol
on a display screen that a user can point to with a
device such as a mouse in order to select a
particular operaion or software application.  Ecept
for ICONs that have been used in other IBM
products, NPSC will have the creator of each ICON
contained in the Software Materials complete an
ICON IDENTIFICATION FORM and submit them as
appendices to this COO.
2.	CERTIFICATION
By signing below, NPSC certifies that except for those portions of the Product Materials identified in Par 1.3 of this COO, the Product Materials are original and NPSC is the author of them. NPSC further certifies that all information contained in this Certificate of Oriinality, including any attachments or appendices to it, are accurate and complete.

A.	ICON REPRESENTATION
	Words, function or thing represented by the ICON:

B.	CREATOR OF ICON
	1)	Name:
	2)	Job Title:
	3)	Business Address:
	4)	Business Telephone:
	5)	Citizenship:
C.	ICON DEVELOPMENT
	1)	Date the ICON was created in tangible form:
	2)	Was the attached ICON created as an assigned work
task?
		YES ___ NO ___
	3)	Was the attached ICON created without reference to
any preexisting ICON's or other works authored or owned by another?
		YES ___ NO ___ (If NO, identify the preexisting
ICON's or other works that were referenced and attach copies)

	4)	If the ICON was created for inclusion in a specific
product, identify the product in which it will be (or
was) used and provide the planned availability date
and country of first publication:
	5)	Identify or describe any known preexisting ICON's
that represent the same word or function or that are similare in appearancet the ICON (attach copies)


	6)	Attach a copy of the ICON and, for  identification
purposes, include on the drawing the information provided in response to B above.

Signature:				______________________________________
				______________________________________
				(Creator Name)
Date:				______________________________________

IBM Worldwide Software Vendor Agreement
Escrow Agreement
Reference:  Territory Agreement Number T96642-00
This Escrow Agreement is a related agreement to the Base Agreement. It establishes the additional terms under which IBM may exercise certain rightts an licenses granted to IBM by NPSC to access and use the Code (in both Object and Source Code form) subject to the occurrence of certain events as set forth in this Escrow Agreement, or until the applicable terms of the Agreement are fulfilled.

The signatures of all three parties to this Agreement are required. By signing below, the parties agree to the terms of this Escrow Agreement. Once signed, 1) all parties agree any reproduction of this Escrow Agreement made by reliable means (for example, photocopy or facsimile) is an original unles prohibited by local law, and 2) all Code deposits are subject to it.

	AGREED TO:					AGREED TO
	International Business Machines Corporation		New
Paradigm Software Co.
By:
	_________________________________________
	By:
	_________________________________________
	_________________________________________
	_________________________________________
	Print Name	Print Name
	_________________________________________
	_________________________________________
	Title	Title
	_________________________________________
	_________________________________________
	Date	Date
	AGREED TO
	Custodian
By:	_________________________________________
	_________________________________________
	Print Name
	_________________________________________
	Title
	_________________________________________
	Date

1.	NPSC's Responsibilities
IBM shall identify a third party who shall be responsible for the custody of the Code ("Custodian"). NPSC shall deliver within 30 days after signing this Escrow Agreement two copies of the Code for each of the Products, as well as all related documentation, to the Custodian. Each of NPSC's deposits with the Custodian shall be in good condition in sealed containers, and shall include all comments, source listings, schematics, flow charts, design specifications, notes and other related materials necessary for a third party programmer with ordinary skill to be able to maintain, support and modify the Source Code without assistance from any other third party or materials. Any additions, deletions, corrections or other modifications NPSC makes to the Code or related materials shall be provided to the Custodian within five business days of their release or availability. In the event NPSC makes available New Products or Derivative Works, NPSC shall deliver the New Products and Derivative Works to the Custodian on a timely basis to ensure that the Products in the account remain current. NPSC will replace all lost or damaged Code within three business days of notice from Custodian. NPSC will notify the IBM Contract Coordinator of all deposits. All of NPSC's deposits will be labeled for identification purposes, and will include a non-confidential list of items included in the deposit for verification purposes. NPSC agrees that IBM may, at it sole option, inspect each deposit, including updates, to ensure it conforms to the terms of this Escrow Agreement. IBM may request the Custodian to perform inspections on IBM's behalf. NPSC represents and warrants that: (a) it has all rights necessary for IBM to maintain, support and modify the Products; (b) it has the authority to deliver the Code to the Custodian; 9c) the Source Code is sufficient to allow a programmer of ordinary skill to understand, maintain and prepare Derivative Works using the Source Code; and (d) its deposits are current, accurate and complete.
2.	Custodian's Responsibilities
The Custodian will accept each of NPSC's deposits and notify IBM of its receipt within three business days, and match each item on the non-confidential list to the labels on the sealed containers. The Custodian will retain the original Code deposit and any updates to it, and will take all reasonable steps to protect and store the Code in appropriate containers and atmospheric conditions, segregated from other materials. The Custodian will promptly notify IBM in the event the Code is lost or damaged. If IBM provides Custodian notice to return to NPSC or destroy certain portions of the Code or certain deposits, Custodian will do so and provide notice to NPSC and IBM when complete.
3.	IBM's Responsibilities
IBM may only exercise its rights under this Escrow Agreement, including access to the Code in the account, if any of the following "Release Events" occurs: (a) in the event or termination of the agreement or Escrow Agreement for uncured breach; (b) NPSC, for whatever reason, discontinues or ceases providing support for the Products for which IBM provides written notice to that effect and NPSC fails to cure such delinquency within 90 days of the receipt of such notice;
(c) NPSC files for, or has been declared, insolvent. In the event a Release Event occurs and IBM obtains access to the Code; IBM will use the Code to support the rights and licenses granted under the Escrow Agreement and the Agreement, and will treat the Code in accordance with the IBM Confidentiality Agreement between NPSC and IBM.
4.	Code Verification
Unless IBM and Custodian agree in writing, the Custodian is not responsible for technical verification that the Code is current, accurate and complete. IBM may, at its expense, hire a third party qualifier to do the verification. NPSC will reimburse IBM's expense if the Code does not comply with the requirements of this Escrow Agreement. Verification includes generating Object Code from Source Code for each Product. The verifier will witness the transfer of the verified Source Code to deposited media. NPSC will supervise the verification which will be conducted at NPSC's facility unless IBM advises otherwise. One technical IBM employee may witness verification. To the extent possible, verification will be done in a way that does not expose the Source Code to the IBM employee. If this is not possible, the IBM employee will treat the Source Code according to the IBM Confidentiality Agreement between NPSC and IBM.
5.	Access to Code
If any of the Release Events occurs, IBM may demand delivery of the Code by providing the Custodian with written notice, copying NPSC. The Custodian will deliver the Code according to the notice. The Custodian will not independently verify that any of the Release Events has occurred or refuse to deliver the Code. If IBM determines that it does not have a complete set of the Code, IBM may request them from NPSC. NPSC agrees to provide the materials required within three business days of IBM's request.
6.	Grant of License
NPSC grants IBM, its successors and assigns, the following rights and licenses: (a) all right and title to the media containing the Code; (b) a worldwide, non-exclusive, irrevocable license to use, execute, reproduce, display, perform, distribute (internally and externally) and to prepare Derivative Works of the Products; 9c) a worldwide, non-exclusive, irrevocable and royalty free license under any patent, patent applications owned or licensable by NPSC to make, have made, use, have used, and otherwise transfer the Products including Derivative Works thereof, either alone or in combination with equipment or software. These license grants include the right and license for IBM to Sublicense, sell, lease, otherwise transfer, and distribute copies of the Products and Derivative Works thereof. This license also applies to associated audio and visual works.
IBM may authorize others to do any of the above, including the right to further sublicense others. IBM will own any Derivative Works of the Products that it creates.
7.	Payment to Custodian
IBM will pay Custodian for services provided under this Escrow Agreement within 30 days after receipt of an acceptable invoice. The attached Appendix provides a description of the Code, and identifies the specified period of Custodian's services and the fir fees for that period. Custodian will invoice IBM for all service to be performed under this Escrow Agreement for one year, and renewal of this Escrow Agreement 60 days before its anniversary date. All invoices will reference this Escrow Agreement, the Contract Coordinator, the IBM purchase order number (if applicable), and the services invoiced plus the associated fee(s). If Custodian does not receive the renewal fees within 30 days after IBM's receipt of the invoice, it will notify the Contract Coordinator. If IBM does not pay the fees by the anniversary date, this Escrow Agreement will be considered terminated by IBM and all obligations concerning the Code will be carried out in accordance with the Section called "Term and Termination."
8.	Term and Termination
This Escrow Agreement begins when all parties sign it and continues until terminated. IBM may, for its convenience, terminate this Escrow Agreement on notice to NPSC and the Custodian. Otherwise, this Escrow Agreement remains in effect until all obligations under this Escrow Agreement and the applicable terms of the Agreement are fulfilled. Release Events are not authorization for rejection or termination of this Escrow Agreement. Enforcement of this Escrow Agreement is not an adequate remedy for such rejection or termination. The Custodian will destroy any remaining Code 30 days after the termination of this Escrow Agreement unless IBM provides notice otherwise.
9.	Contract Coordinators
For IBM:	For NPSC:
International Business Machines Corporation	New Paradigm
Software Co.
3200 Windy Hill Road	335 Madison Ave.
Atlanta, GA  30339	Suite 1
M/S WG9A	New York, NY  10017
Attention: Bernadette Jones	Attention: Diran
Cholakian
770-835-8449	770-661-6080
For Custodian:




Attention:
(    )  ____-_____
10.	Liability and Indemnification
Custodian will take all reasonable precautions to prevent disclosure of the Code to unauthorized third parties, and is liable only for willful misconduct, gross negligence and fraud in performing its duties under this Escrow Agreement. The Custodian is not liable if NPSC or IBM fails to comply with any provision of the Agreement, or this Escrow Agreement. The Custodian is not liable for acting on any notice that it in good faith believes to be genuine and legitimate.
If a third party makes a claim against the Custodian, NPSC will indemnify the Custodian for claims based on NPSC's failure to comply with this Escrow Agreement, and IBM will indemnify the Custodian for claims based on IBM's failure to comply with this Escrow Agreement. These indemnities do not apply where it is found that the Custodian acted with willful misconduct, gross negligence or fraud.
The indemnifying party will pay any settlement amount that it authorizes and all costs, damages and attorney's fees that a court finally awards if the Custodian promptly provides the indemnifying party notice of the claim, and allows the indemnifying party to control and cooperates with it in the defense of the claim and settlement negotiations. The Custodian may participate in the proceedings at its option and expense.
11.	General
Each party will comply with all applicable laws and regulations as its expense.
None of the parties may assign or transfer this Escrow Agreement or its rights under it or delegate or subcontract its obligations without the prior written approval of the other parties. Any attempt to do so is void.
If any provision of this Escrow Agreement is unenforceable at law, the rest of the provisions remain in effect. The headings are for reference only. They will not affect the meaning or interpretation of this Escrow Agreement.
No party will bring a legal action against another party more than two years after the cause of action arose. All parties will act in good faith to resolve disputes. All parties waive their rights to a jury trial in any resulting litigation.
All notices must be in writing. Except as provided in this Escrow Agreement, for a change to this Agreement to be valid, IBM and NPSC must sign it. Except for Release Events which cause IBM to demand access to the Code, the Custodian must also sign changes that affect its rights or obligations under this Escrow Agreement. IBM will provide Custodian with copies of all changes that Custodian is not required to sign. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.
The laws of ___________ shall govern this Escrow Agreement

APPENDIX:	Code Description and Payment
1.	DESCRIPTION
1.1	The Code includes the Object Code and Source Code for
the Products listed in the Territory Agreement, including all documentation and related written materials.
1.2	The Code associated with the Products and required for
deposit with Custodian are:
List items with the Products by
nomenclature, part number, version
number, etc.
2.	PAYMENT
2.1	Custodian will send its original invoices to IBM at the
following address in accordance with the terms of this Escrow
Agreement:
Internation Business Machines Corporation
3200 Windy Hill Road
Atlanta, GA  30339
M/S WG9A
One copy of each invoice will be sent by mail or facsimile to the IBM Contract Coordinator specified in the Excrow
Agreement. The address and IBM title above are subject to change based on whether the agreement is worldwise or Territory specific.

IBM Worldwide Software Vendor Agreement
Escrow Agreement
The attached Confidentiality Agreement is a related agreement.

IBM Worldwide Software Vendor Agreement
Exhibit - NPSC's License Agreement
A sample copy of NPSC's License Agreement is attached.

STANDARD SOFTWARE LICENSE AGREEMENT

NEW PARADIGM SOFTWARE
CORPORATION (herein "NEW
PARADIGM"), with its
principal offices at 335
Madison Avenue, New York,
New York, grants to:
Customer Name:
Adress:


(hereinafter the
"LICENSEE"), and LICENSEE
accepts on the terms and
conditions set forth herein,
a perpetual,
nontransferable, and non-
exclusive license to use at
the specified site and for
the LICENSE FEE set forth
below, the following
software programs in machine
readable form and related
manuals and forms (herein
collectively referred to as
the "SOFTWARE SYSTEM"):
"COPERNICUS TM"
Specified Site:


A.	TERM; BINDING
EFFECT:  This Agreement
shall be effective and
binding upon NEW PARADIGM
and LICENSEE upon written
acceptance by NEW PARADIGM.
The term of this Agreement
shall commence on the date
of acceptance by NEW
PARADIGM and shall continue
indefinetely if LICENSEE
remains in compliance wih\th
all the terms and conditions
set forth herein.
B.	LICENSE FEE:
The LICENSE FEE specified
above shall be paid in full
by LICENSEE upon delivery of
the SOFTWARE SYSTEM in
accordance with 1 of the
General Terms and
Conditions.
C.	ENTIRE
AGREEMENT:  LICENSEE and
NEW PARADIGM acknowledge
that they have read this
entire Agreement, including
the attached GENERAL TERMS
AND CONDITIONS which are
part of this Agreement, and
that this Agreement
constitutes the entire
understanding and contract
between the parties and
supersedes any and all prior
or contemporaneous oral and
written communications
regarding the subject
matter, all of which
communications are merged
herein.  It is expressly
understood and agreed that
no employee, agent, or other
representative of NEW
PARADIGM or any independent
sales representative or
distributor has any
authority to bind NEW
PARADIGM as to any
statement, representation,
warranty, or other
expression unless the
statement, representation,
warranty, or other
expression is specifically
included within the express
terms of this Agreement.
Nothing contained in this
Agreement shall be construed
as creating a joint venture,
partnership, or employment
relationship between the
parties, nor shall either
party have the right, power,
or authority to create any
obligation or duty, express
or implied, on behalf of the
other.  It is further
expressly understood and
agreed that, there being no
expectations to the contrary
between the parties, no
usage of trade or other
regualr practice or method
of dealing either within the
computer software industry,
the accounting industry or
between the parties shall be
used to modify, interpret,
supplement, or alter in any
manner the express terms of
this Agreement or any part
thereof.  This Agreement
shall not be modified,
amended or in any way
altered except by an
instrument in writing signed
by both of the parties.
IN WITNESS WHEREOF, each
party has caused this
Agreement to be executed
by thier duly authorized
officers.
NEW PARADIGM SOFTWARE
CORPORATION
By:
	(Name of Person Signing)
Signed:

	(Signature of Person
Signing)
Title:

	(Title of Person
Signing)
LICENSEE:
By:
	(Name of Person Signing)
Signed:

	(Signature of Person
Signing)
Title:

	(Title of Person
Signing)
Date:

GENERAL TERMS AND
CONDITIONS
1.	PAYMENT:  Payment of
all charges invoiced to
LICENSEE in addition to the
License Fee shall be paid by
LICENSEE within ten (10)
days after the date of each
such invoice.  Should
default be made in the
payment of any sums due,
such defaulted sum shall
bear interest at the maximum
legal rate permitted by law.
2.	ADDITIONAL
SERVICES:  Any programming
or other services provided
to LICENSEE by NEW PARADIGM
including, without
limitation, any
modifications to the
SOFTWARE SYSTEM necessitated
by LICENSEE's particular
computer configuration,
shall be invoiced to
LICENSEE at time and
material charges and travel
and lodging reimbursement
rates in effect at the time
such services are rendered
to LICENSEE.  The current
charges for such assistance
are set for the on Schedule
"A" attached, but such
charges may be modified from
time-to-time in NEW
PARADIGM's sole discretion.
All assistance requested by
LICENSEE shall be provided
by NEW PARADIGM during
normal business hours after
reasonable written notice by
LICENSEE and subject to NEW
PARADIGM's availability as
determined by NEW PARADIGM
in its sole discretion.
3.	TAXES:  In addition
to any license fee or other
amounts charged, LICENSEE
shall pay to or reimburse
NEW PARADIGM for amounts
equal to any sales and/or
use tax, excise tax, tariff
duty, withholding tax,
property tax, or assessment
or similar levies, taxes, or
charges (other than any tax
based upon NEW PARADIGM's
net income) and related
interest and penalties
imposed by any governmental
authority (hereinafter
referred to as "charges") at
any time regarding the
license or use of the
SOFTWARE SYSTEM or the
services provided by NEW
PARADIGM or any of its sales
representatives or
distributors.  Such amounts
shall be invoiced to
LICENSEE by NEW PARADIGM and
LICENSEE shall promptly pay
or reimburse NEW PARADIGM
for such amounts.
4.	SCOPE OF LICENSE:
The license granted is
absolutely restricted to
LICENSEE, solely for its own
internal use at the site
specified above (hereafter
"SPECIFIED site") and may
not be used to render
services to any third party.
A separate license is
required for each additional
site where the SOFTWARE
SYSTEM will be used,
provided, however, that the
license granted for the
SPECIFIED site shall, upon
written notice to NEW
PARADIGM, be temporarily
transferred to one back-up
site, should the SPECIFIED
site become inoperative due
to malfunction.  Any
transfer of the license
granted to a back-up site
shall be permissible under
this Agreement only until
such time as the SPECIFIED
site is restored to
operative status.  LICENSEE
agrees, either through
control of the back-up use
or by obtaining appropriate
covenants, to protect the
valuable  confidential,
secret, and proprietary
nature of the SOFTWARE
SYSTEM or any part thereof,
and to insure that 9 below
is not breached by the
limited right to back-up use
granted in this paragraph.
For the purpose of this
Agreement, use shall be
deemed to include, but shall
not be limited to, the
copying, transfer, or
manipulation of any portion
of the SOFTWARE SYSTEM for
any purpose and on or to any
media.
5.	ASSIGNMENT:  The
rights granted to LICENSEE
by this Agreement shall not
be assigned, subleased,
sublicensed, franchised,
sold, offered for sale,
encumbered, or otherwise
disposed of by LICENSEE,
either voluntarily or by
operation of law, without
the prior written consent of
NEW PARADIGM, nor shall
LICENSEE's duties be
delegated without prior
written consent of NEW
PARADIGM.
6.	MODIFICATIONS:  The
license granted is for use
of the SOFTWARE SYSTEM as
developed and owned by NEW
PARADIGM at the effective
date of this Agreement.  No
alteration, modification,
addition, enhancement or
improvement made by NEW
PARADIGM to the SOFTWARE
SYSTEM after the effective
date of this Agreement (with
the exception of any
alteration made pursuant to
2, 7 and 8) shall be the
subject of this Agreement,
and any use thereof by
LICENSEE shall require an
additional license.
Notwithstanding the
foregoing, NEW PARADIGM will
offer to provide LICENSEE
with use of any such
alteration, modification,
enhancement, or improvement
generally made available to
other licensees of the
SOFTWARE SYSTEM at the
prevailing price charged to
other existing LICENSEES, in
which event LICENSEE shall
only utilize the SOFTWARE
SYSTEM as so enhanced,
modified, altered, or
improved.
7.	LICENSEE'S CHANGES:
LICENSEE shall obtain NEW
PARADIGM's prior written
consent, which NEW PARADIGM
may exercise in its sole
discretion, before making
any alterations, variations,
modifications, additions,
corrections, or improvements
to the SOFTWARE SYSTEM
("LICENSEE'S CHANGES").
LICENSEE agrees that any
LICENSEE'S CHANGES including
rights in know-how,
copyrights, patents, patent
applications (including
reissues, renewals,
continuations,
continuations-in-part, or
divisions of any patent or
patent applications), trade
secrets, instructions,
improvements, modifications,
suggestions, proposals,
programs, ideas, writings,
and the like of any sort
whatsoever, and any
embodiment thereof including
but not limited to, computer
programs, documentation of
programs, assembly and
detailed drawings, plans,
specifications, results of
technical investigations and
research assembly, and parts
manuals, and any other
proprietary information
("INTELLECTUAL PROPERTY
RIGHTS") shall be the
property of NEW PARADIGM and
subject to all terms and
conditions of this
Agreement.  LICENSEE shall,
however, be solely
responsible for any and all
maintenance of LICENSEE'S
CHANGES as required for its
own use of the SOFTWARE
SYSTEM and for assuring
program compatibility with
any future modifications
made to the SOFTWARE SYSTEM
by NEW PARADIGM.  LICENSEE
agrees to disclose to NEW
PARADIGM all LICENSEE'S
CHANGES and to allow NEW
PARADIGM reasonable access
to any such changes for the
purposes of copying or
otherwise reproducing such
changes.  LICENSEE warrants
that it shall, without
compensation, promptly do
such acts and execute,
acknowledge, and deliver all
such papers, including,
without limitation,
recordable assignments, as
may be necessary or
desirable, in the reasonable
discretion of NEW PARADIGM,
to obtain, maintain, protect
and vest in NEW PARADIGM the
entire right, title, and
interest in and to the
INTELLECTUAL PROPERTY RIGHTS
in LICENSEE'S CHANGES and to
the SOFTWARE SYSTEM to be
assigned herein by LICENSEE
including rendering such
assistance as NEW PARADIGM
may reasonably request in
any contemplated or pending
litigation, and any
Copyright Office, Patent and
Trademark Office, or other
proceeding.
8.	CONFORMITY TO
SPECIFICATIONS:  NEW
PARADIGM agrees to use its
reasonable efforts to
correct any failure of the
SOFTWARE SYSTEM to
substantially conform to NEW
PARADIGM 's published
technical specifications for
the SOFTWARE SYSTEM which is
reported to NEW PARADIGM in
writing within ninety (90)
days after delivery provided
such failure can be
recreated with NEW
PARADIGM's then current
version of the SOFTWARE
SYSTEM.  Methods and
techniques of correcting and
implementing corrections
shall be at the sole
discretion of NEW PARADIGM.
The cost for such
maintenances shall be borne
by NEW PARADIGM, except that
any and all costs and
expenses of identifying and
correcting reported failures
shall be borne by LICENSEE,
at NEW PARADIGM's then
prevailing time and material
charges and travel and
lodging reimbursement rates,
if caused by computer
equipment or other software
malfunction; LICENSEE's
negligence or fault;
LICENSEE's failure to follow
instructions set forth in
NEW PARADIGM's instruction
or training manual or
related materials;
modifications or changes
made by LICENSEE; hardware
or other software changes;
or changes in the SOFTWARE
SYSTEM not provided by NEW
PARADIGM.  any alterations,
variations, modification,
additions, corrections,
enhancements, or
improvements of the SOFTWARE
SYSTEM mad by NEW PARADIGM
pursuant to this paragraph
or any other paragraphs
shall be property of NEW
PARADIGM and subject to the
terms and conditions of this
Agreement.
9.	PROPRIETARY
INFORMATION;
NON-EXCLUSIVITY:  It is
expressly understood and
agreed that the SOFTWARE
SYSTEM constitutes a
valuable proprietary product
and trace secret of NEW
PARADIGM embodying
substantial creative efforts
and confidential
information, ideas, and
expressions.  The definition
of 'trade secrets" includes
the definition set forth in
the Restatement of Torts.
LICENSEE agrees to observe
complete confidentiality as
to all aspects of the
SOFTWARE SYSTEM, including,
without limitation, agreeing
not to disclose or otherwise
permit any other person or
entity access to, in any
manner, the SOFTWARE SYSTEM
or any part of it in any
form whatsoever, except that
such disclosure or access
shall be permitted to an
employee of LICENSEE
requiring access to the
SOFTWARE SYSTEM during the
term of his or her
employment; to insure that
LICENSEE's employees,
agents, representatives,
independent contractors, and
guests are advised of the
confidential nature of the
SOFTWARE SYSTEM and to
insure by agreement of
otherwise that they are
prohibited from copying or
revealing, for any purpose
whatsoever, the contents of
the SOFTWARE SYSTEM, or any
part thereof, of from taking
any action otherwise
prohibited to the LICENSEE
under this paragraph; not to
use the SOFTWARE SYSTEM or
any part of it in the
performance of services, nor
provide, otherwise make
available, or permit the use
of the SOFTWARE SYSTEM, or
any part thereof, in any
form whatsoever, whether
gratuitously or for valuable
consideration, to or for the
benefit of any other person
or entity except as
permitted by 4 above,; not
to alter to remove any
copyright or proprietary
rights notice of
identification which
indicates NEW PARADIGM's or
any other entity's rights in
any part of the SOFTWARE
SYSTEM, it being expressly
understood and agreed that
the existence of any such
copyright notice shall not
be construed as an admission
or presumption that
publication of the SOFTWARE
SYSTEM has occurred; to
notify NEW PARADIGM promptly
and in writing of the
circumstances surrounding
any possession, use, or
knowledge of the SOFTWARE
SYSTEM or any part thereof
by any person or entity
other than those authorized
by this paragraph; to take
at LICENSEE's expense, but
at NEW PARADIGM's option,
and, in any event, under NEW
PARADIGM's control, any
legal action necessary to
prevent unauthorized use of
the SOFTWARE SYSTEM by any
third person or entity which
has gained access to the
SOFTWARE SYSTEM due, at
least in part, to the fault
of LICENSEE; to take any and
all other actions necessary
or desirable to insure
continued confidentiality
and protection of the
SOFTWARE SYSTEM and to
prevent access to the
SOFTWARE SYSTEM by any
person or entity not
authorized by this
paragraph; and to establish
specific procedures designed
to meet the obligations of
this paragraph.  LICENSEE
shall make not attempt to
gain access to the source
code of the SOFTWARE SYSTEM
or any part thereof and also
agrees not to allow any
machine-readable version of
the SOFTWARE SYSTEM to be
printed, listed, decompiled,
or reverse engineered.
10.	ESCROW OF SOFTWARE
	:  To afford
protection to LICENSEE, NEW
PARADIGM maintains the
source code for the SOFTWARE
SYSTEM in escrow with an
established independent
escrow agent.
11.	TITLE:  Title to all
copies of the SOFTWARE
SYSTEM shall remain
exclusively with NEW
PARADIGM, and LICENSEE is
entitled solely to a
nonexclusive use within the
terms and conditions of this
Agreement.  LICENSEE agrees
not to take any actions
which might encumber or
expose the SOFTWARE SYSTEM
to any claims, liens, or
other form of encumbrance.
LICENSEE may not make any
copies of similar versions
of the SOFTWARE SYSTEM, or
any part of it, without the
prior written consent of NEW
PARADIGM.  Upon termination
of this Agreement for any
reason, LICENSEE's right to
use the SOFTWARE SYSTEM or
any part thereof shall end
immediately and LICENSEE
agrees to return to NEW
PARADIGM all copies of the
SOFTWARE SYSTEM and any
other documents, data,
information, or materials
furnished by NEW PARADIGM at
the time of this Agreement,
as well as any copies and
versions made by LICENSEE
thereafter.  LICENSEE shall
also certify in writing to
NEW PARADIGM that all copies
and versions of the SOFTWARE
SYSTEM and related material
have been either returned to
NEW PARADIGM or destroyed.
LICENSEE further agrees
that, notwithstanding any
certification required by
this paragraph, 9 above
shall, upon termination of
this Agreement for any
reason, continue in full
force and effect and shall
be binding upon LICENSEE
following such termination.
12.	EMPLOYEES OF OTHER
PARTY: LICENSEE agrees not
to solicit the services of
NEW PARADIGM's employees
without the prior written
consent of NEW PARADIGM.
13.	INDEMNITY FOR
INFRINGEMENT:  NEW
PARADIGM agrees to hold
LICENSEE harmless from
patent or copyright
infringement based upon the
SOFTWARE SYSTEM in the form
delivered by NEW PARADIGM,
provided that NEW PARADIGM
is given prompt written
notice of and detailed
information as to any such
claim, suit, or proceeding.
NEW PARADIGM shall have the
option to participate in the
defense of any such claim or
action, and LICENSEE shall
not settle any such claim or
action without NEW
PARADIGM's prior written
consent.  The foregoing
represents the entire
warranty by NEW PARADIGM and
the exclusive remedy of the
LICENSEE as to any claimed
infringement arising out of
or based upon the SOFTWARE
SYSTEM used by LICENSEE, and
is subject to the
limitations upon NEW
PARADIGM's liability set
forth in 19 below.
14.	DEFAULT:  Upon
default by LICENSEE, NEW
PARADIGM shall be entitled
to terminate this agreement
and to pursue any remedy
available to it at law or
equity or otherwise in
addition to any specific
rights or remedies set forth
herein.  LICENSEE shall not
be entitled to a rebate of
the LICENSE FEE, or any part
thereof, upon termination of
this Agreement pursuant to
this paragraph.  A default
shall, for the purposes of
this Agreement, be defined
to include: LICENSEE's
failure to pay any amount
due within ten (10) days
after notice to LICENSEE
that the same is delinquent;
any assignment, sublease,
sublicense, sale, offer to
sell, franchise,
encumbrance, disposition, or
other exploitation of the
SOFTWARE SYSTEM or any part
thereof not specifically
permitted; the insolvency of
LICENSEE; the initiation of
bankruptcy or receivership
proceedings by or against
LICENSEE; the assignment of
LICENSEE's assets for the
benefit of creditors; or
breach of any other term or
condition of this Agreement,
including the protection of
NEW PARADIGM's continuing
proprietary interest in the
SOFTWARE SYSTEM and every
part thereof.  Upon default,
LICENSEE agrees to pay the
costs of any action or
proceeding instituted as a
result thereof, including
collection costs, costs of
any such action or
proceeding and attorneys'
fees.
15.	EQUITABLE RELIEF:
Because of the unique and
proprietary nature of the
SOFTWARE SYSTEM, NEW
PARADIGM's remedies at law
may be inadequate and NEW
PARADIGM shall be entitled
to equitable relief,
including, without
limitation, injunctive
relief, specific
performance, or other
equitable remedies in
addition to all other
remedies provided or
available to NEW PARADIGM at
law or equity.
16.	REMEDIES NOT
EXCLUSIVE:  No remedy made
available to NEW PARADIGM by
this Agreement is intended
to be exclusive of any other
remedy, and each and every
remedy shall be cumulative
and shall be in addition to
every other remedy given or
now or hereafter existing at
law or in equity or by
statute or otherwise.
17.	FORCE MAJEURE:  If
either party shall be
delayed in its performance
of any obligation or be
prevented entirely from
performing any such
obligation due to causes or
events beyond its control,
including, without
limitation, any Act of God,
fire, strike or other labor
problem, legal action,
present or future law,
government order, rule, or
regulation, such delay or
nonperformance shall be
excused and the time for
performance shall be
extended to include the
period of such delay or
nonperformance.
18.	GOVERNING LAW:  This
Agreement shall be deemed
entered into in the State of
New York and shall be
construed and governed
solely by the laws of the
State of New York.  The
parties hereto shall
restrict themselves
exclusively to the
jurisdiction of the courts
within the State of New York
for any controversy between
them and arising out of this
Agreement.  NEW PARADIGM's
liability arising out of or
based upon this Agreement,
regardless of the form in
which any legal or equitable
action may be brought,
including without limitation
any action in tort or
contract, shall not exceed
the License Fee paid by
LICENSEE to NEW PARADIGM.
NEW PARADIGM shall not be
responsible for the results
obtained by LICENSEE in the
use of such SOFTWARE SYSTEM,
either alone or in
combination with other
programs or systems.  NEW
PARADIGM's sole
responsibility regarding the
performance of the SOFTWARE
SYSTEM shall be to correct
any programming errors in
the SOFTWARE SYSTEM as
provided in 8 above.  Such
PROGRAM CORRECTION shall be
LICENSEE's sole and
exclusive remedy, except
that if repeated efforts
fail to correct such errors,
then LICENSEE shall be
entitled to recover its
actual damages up to the
dollar limit of the amount
actually paid by LICENSEE to
NEW PARADIGM under this
Agreement.  THE FOREGOING
WARRANTIES ARE IN LIEU OF
ALL OTHER WARRANTIES,
EXPRESS OR IMPLIED,
INCLUDING WITHOUT LIMITATION
THE IMPLIED WARRANTIES OR
MERCHANTABILITY AND FITNESS
FOR A PARTICULAR PURPOSE.
NOTWITHSTANDING ANYTHING TO
THE CONTRARY CONTAINED
HEREIN, LICENSOR SHALL NOT,
UNDER ANY CIRCUMSTANCES, BE
LIABLE TO CUSTOMER FOR
CONSEQUENTIAL, INCIDENTAL,
INDIRECT OR SPECIAL DAMAGE,
INCLUDING, WITHOUT
LIMITATION, DAMAGES ARISING
OUT OF OR IN ANY
MALFUNCTIONS, DELAYS, LOSS
OF DATA, LOSS OF PROFIT,
INTERRUPTION OF SERVICE, OR
LOSS OF BUSINESS OR
ANTICIPATORY PROFITS, EVEN
IF LICENSOR OR LICENSOR'S
AUTHORIZED REPRESENTATIVE
HAS BEEN APPRISED OF THE
LIKELIHOOD OF SUCH DAMAGES
OCCURRING.
19.	GENERAL INDEMNITY:
LICENSEE agrees to defend,
indemnify, and hold NEW
PARADIGM harmless from and
against any and all claims,
demands, liabilities,
obligations, cost, and
expenses of any nature
whatsoever arising out of or
based upon the use of the
SOFTWARE SYSTEM by LICENSEE,
except for any claims of
patent or copyright
infringement under 13
above.
20.	LICENSEE'S
RESPONSIBILITIES:
LICENSEE shall be
responsible at all times for
the entire supervision,
management and control of
the SOFTWARE SYSTEM,
including without limitation
all responsibility for
design and maintenance of
proper machine
configuration, audit
controls, operating methods,
back-up plans, security,
insurance, maintenance, and
all other activities
necessary to enable LICENSEE
to utilize the Software
System.
21.	NOTICES:  All
notices, requests, or other
communications required
shall be in writing and
shall be deemed to have been
duly given if delivered
personally or mailed by
United States certified or
registered mail, prepaid,
return receipt requested, to
the parties or their
permitted assignees at the
addresses indicated above
(or at such other address as
shall be given in writing by
either of the parties to the
other).
22.	AGREEMENT COPIES:
This Agreement may be
executed in one or more
counterparts, each of which
shall be deemed an original,
but all of which together
shall constitute one and the
same instrument.
23.	ENFORCEMENT OF
RIGHTS:  The failure to
enforce any to the terms and
conditions of this Agreement
by either of the parties
hereto shall not be deemed a
waiver of any other right or
privilege under this
Agreement or a waiver of the
right to thereafter claim
damages for any deficiencies
resulting from any
misrepresentation, breach of
warranty, or nonfulfillment
of any obligation of any
other party hereto.  In
order for there to be a
waiver of any term or
condition of this Agreement,
such waiver must be in
writing and signed by the
party making such waiver.
24.	BINDING EFFECT:
This Agreement shall be
binding upon the parties and
their successors and
permitted assigns.

SCHEDULE 'A'
Current charges for
additional services
$1,250 per person day plus
the costs of all materials,
travel and lodging.
   Minimum IBM Rate is $30,000 per platform per site.

   Minimum IBM Rate is $10,000 annually, per platform per site.